EXHIBIT 21

                   PERSONNEL MANAGEMENT, INC.

                      List of Subsidiaries




Name of Subsidiary            State or Other Jurisdiction
                              of Incorporation
                              or Organization


PMI Holdings, Inc.                 Delaware

PMI Administration, Inc.           Indiana

PMI LP I                           Indiana

PMI LP II                          Indiana

Quest Personnel Search, Inc.       Indiana

Southern Indiana
  Temporaries, Inc.                Indiana


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